UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2013

TECOGEN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 466-6400
(Registrant's Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 1, 2013, Tecogen Inc., or the Company, we, or us, entered into an Amendment to the Facilities, Support Services and Business Agreement, or the Amendment, with American DG Energy Inc., or American DG Energy. The Amendment renews the term of the Facilities, Support Services and Business Agreement between the Company and American DG Energy for a one year period, beginning on July 1, 2013. The Amendment also increases the space provided by the Company to American DG Energy from approximately 3,071 square feet to 3,282 square feet and from six offices to nine offices. Under the Amendment, the amount that the Company will receive from American DG Energy for the space and services that the Company provides under the Agreement increased from $5,053 per month to $6,495 per month. The Amendment further clarifies that the total sales thresholds for volume discounts are to be met during a calendar year and that the American DG Energy's representation rights may be terminated by either the Company or American DG Energy upon 60 days' notice, without cause.

The foregoing description of the Amendment is subject to, and qualified in its entirety by, reference to the Amendment, a copy of which is included as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 5.07    Submission to Matters of a Vote of Security Holders

On June 27, 2013, the Company's board of directors unanimously declared the advisability of, and recommended that the stockholders of the Company adopt, an Amended and Restated Certificate of Incorporation, or the Amended and Restated Charter, (i) effecting a one-for-four reverse stock split, or the Reverse Stock Split, of the Company's common stock, $0.001 par value, or the Common Stock, and (ii) including certain provisions and changes in connection with the Company's anticipated status as a publicly traded company. It is not currently determinable when or if the Company will become a publicly traded company. Also on June 27, 2013, the holders of a majority of the Company's outstanding shares of Common Stock executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving and adopting the Amended and Restated Charter. The Company expects to file the Amended and Restated Charter on or about July 22, 2013. For further information about the Amended and Restated Charter, please refer to the Company's definitive information statement as filed with the Securities and Exchange Commission on July 2, 2013.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Amendment, dated as of July 1, 2013, between the Company and American DG Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 3, 2013	TECOGEN INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer